UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: November 12, 2012

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

The information in this Item 2.02 of this Current Report is being furnished pursuant to Item 2.02 of Form 8-K and according to general instruction B.2. thereunder, the information in this Item 2.02 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

On November 12, 2012, Forbes Energy Services Ltd., or the Company, announced the results of its operations for the three months ended September 30, 2012. Additional information is included in the Company’s press release dated November 12, 2012, which is attached hereto as Exhibit 99.1.

Item 8.01 – Other Events.

The Company today announced that, because its common stock trades on the NASDAQ Stock Market under the symbol “FES,” the Company intends to voluntarily delist its common stock from the Toronto Stock Exchange, or the TSX. The Company feels that the minimal trading volume of these shares on the TSX no longer justifies the expenses associated with maintaining this listing.

The Company has provided written notice to the TSX regarding the delisting. The Company anticipates that its common stock will be delisted from the TSX at the close of trading on Friday, November 16, 2012.

This current report includes forward-looking statements concerning the Company’s plans and intentions regarding the delisting of its common stock from the TSX. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to uncertainties and other factors, many of which are outside the control of the Company.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated November 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: November 13, 2012	By:	/s/ L. Melvin Cooper

L. Melvin Cooper
Senior Vice President and Chief Financial Officer